UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2011

CENTURY PROPERTIES GROWTH FUND XXII, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Century Properties Growth Fund XXII, a Delaware limited partnership (the “Registrant”), owns a 100% interest in Wood Creek CPGF 22, L.P., a Delaware limited partnership (the “Partnership”). The Partnership owns Wood Creek Apartments (“Wood Creek”), a 432-unit apartment complex located in Mesa, Arizona. As previously disclosed, on March 1, 2011, the Partnership entered into a Purchase and Sale Contract with a third party, Pivotal Finance, LLC, an Arizona limited liability company (the “Purchaser”), to sell Wood Creek to the Purchaser for a total sales price of $28,250,000.

On March 11, 2011, the Partnership and Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”), pursuant to which the date at which time a portion of the initial deposit, in the amount of $25,000, becomes non-refundable, was extended from March 11, 2011 to March 21, 2011.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibit

10.53       First Amendment to Purchase and Sale Contract between Wood Creek CPGF 22, L.P., a Delaware limited partnership, and Pivotal Finance, LLC, an Arizona limited liability company, dated March 11, 2011.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII

By:   FOX PARTNERS IV

General Partner

By:   FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:   /s/Stephen B. Waters

            Stephen B. Waters

Senior Director of Partnership Accounting

Date: March 17, 2011